                 [Form of Opinion of Morrison & Foerster LLP]        EXHIBIT 8.1




                              _________, 1997



Electroglas, Inc.
2901 Coronado Drive
Santa Clara, CA  95054

      Re: MERGER AMONG ELECTROGLAS, INC., NEWCO, AND KNIGHTS
          TECHNOLOGY, INC.

Ladies and Gentlemen:

      This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization dated as of March 12, 1997 (the "Agreement"), by and among Electroglas, Inc., a Delaware corporation ("Electroglas"), Knights Technology, Inc., a California corporation ("Knights"), and certain stockholders of Knights. Pursuant to such Agreement, a new Delaware corporation organized as a wholly-owned subsidiary of Electroglas ("Newco") will merge into and with Knights, with Knights surviving (the "Merger"). Except as otherwise provided, capitalized terms not defined herein shall have the meanings set forth in the Agreement or in the certificates delivered to Morrison & Foerster LLP by Electroglas, Knights, and certain stockholders of Knights relevant to this opinion (the "Certificates of Representations").

      This opinion is solely for the benefit of Electroglas, and may not be relied upon or provided to any other party to the transaction, including Knights, the Knights Shareholders, and/or holders of options for Knights Stock, without our express written consent.

      In our capacity as counsel to Electroglas with respect to the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Agreement, the Certificates of Representations, the Registration Statement on Form S-4 which includes the Proxy Statement/Prospectus relating to the Agreement, and such other documents as we considered relevant to our analysis. We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement or documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement. Further, we have assumed that all representations contained in the

Electroglas, Inc.
____________, 1997
Page Two


Agreement, as well as those representations contained in the Certificates of Representations are, and at the Effective Time will be, true and complete in all material respects. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention which would cause us to question the accuracy thereof. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

      The conclusions expressed herein represent our judgment of the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings and other pronouncements of the Internal Revenue Service (the "IRS") currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that such changes will not take place, or that such changes would not affect the conclusions expressed herein. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

      Our opinion relates solely to the tax consequences of the Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences of the Merger under the laws of any other jurisdiction. This opinion addresses only the specific issues set forth below, and does not address any other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

      No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Electroglas, Inc.
____________, 1997
Page Three



        On the basis of, and subject to the foregoing, and in reliance upon the representations described above, we are of the opinion that:

        (1) The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code; and

        (2) Each of Electroglas and Knights will be a party to the reorganization within the meaning of Section 368(b) of the Code.


                                    Very truly yours,

                            [ELECTROGLAS LETTERHEAD]






                          ________________, 1997


Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105

      Re: MERGER AMONG ELECTROGLAS, INC., NEWCO, AND KNIGHTS
          TECHNOLOGY, INC.

Ladies and Gentlemen:

      This certificate (the "Certificate") is furnished to you in connection with your rendering of opinions regarding certain U.S. federal income tax consequences of the Merger pursuant to the Agreement and Plan of Reorganization dated as of March 12, 1997 (the "Agreement") by and among Electroglas, Inc., a Delaware corporation ("Electroglas"), Knights Technology, Inc., a California corporation ("Knights"), and certain stockholders of Knights. The Merger is described in the Registration Statement on Form S-4 of Electroglas, including the Proxy Statement/Prospectus, and the appendices thereto (the "Registration Statement"). Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

            Electroglas has requested that Morrison & Foerster LLP render its opinion to Electroglas as to certain federal income tax consequences of the Merger. I make the following representations on behalf of Electroglas, after consulting with counsel and auditors regarding the meaning of and factual support for such representations, with the intention that each of you rely upon them in rendering your opinions:

            1. The facts described in this Certificate are true in all material respects as of the date hereof, and will be true in all material respects as of the Closing Date, unless the undersigned provides a written statement to the contrary prior to the Closing Date.

            2. The facts described in the Registration Statement as to Electroglas and Newco are true, correct and complete in all material respects as of the date hereof, and will be true, correct and complete in all material respects as of the Closing Date.

            3. To the best knowledge of the management of Electroglas, the facts described in the Registration Statement as to Knights are true, correct and complete in all material respects as of the date hereof, and will be true, correct and complete in all material respects as of the Closing Date.

            4. The Merger will be consummated in compliance with the material terms of the Agreement and in accordance with the laws of Delaware and California.

Morrison & Foerster LLP
____________, 1997
Page 2

            5. None of the material terms and conditions of the Agreement have been waived or modified.

            6. A valid business purpose exists for entering into the Merger.

            7. The exchange ratio in the Agreement is the product of arm's-length bargaining among the parties, and the sum of the fair market value of the Electroglas Common Stock and any cash to be received by the stockholders of Knights is intended to be approximately equal to the fair market value of the Knights Stock surrendered in the exchange.

            8. Newco is a wholly-owned subsidiary of Electroglas, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

            9. Immediately prior to the Merger, Electroglas will be in control of Newco within the meaning of Section 368(c) of the Code.

            10. To the best knowledge of management of Electroglas, there is no plan or intention (a "Plan") by the stockholders of Knights to sell, exchange, or otherwise dispose of (a "Sale") a number of shares of Electroglas Common Stock received in the Merger that would reduce the Knights stockholders' aggregate ownership of Electroglas Common Stock to a number of shares having a value, as of the Closing Date of less than 50% of the value of all of the formerly outstanding Knights Stock on the same date. For purposes of this representation, shares of Knights Stock surrendered by dissenters exercising appraisal rights or exchanged for cash in lieu of fractional shares of Electroglas Common Stock will be treated as outstanding Knights Stock on the Closing Date. Moreover, shares of Knights Stock held by Knights stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered shares of Knights Stock held by stockholders of Knights immediately before the Merger which are exchanged in the Merger for shares of Electroglas Common Stock and then disposed of pursuant to a Plan.

            11. In the Merger, stockholders of Knights will exchange, solely for voting stock of Electroglas, ownership of Knights Stock possessing at least 80% of the total combined voting power of all classes of Knights Stock entitled to vote and at least 80% of the total number of shares of all other classes of Knights Stock.

            12. Following the Merger, Knights will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Newco's net assets and at least 70% of the fair market value of Newco's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Knights to dissenters exercising appraisal rights, amounts used by Knights or Newco to pay reorganization expenses, if any, and all redemptions and distributions (except for regular, normal dividends) paid by Knights will be included as assets of Knights or Newco, as applicable, immediately prior to the Merger.

Morrison & Foerster LLP
____________, 1997
Page 3


            13. Electroglas has no Plan to cause Knights to issue additional shares of Knights Stock that would result in Electroglas losing control of Knights, within the meaning of Section 368(c) of the Code, after the Effective Time.

            14. Electroglas has no Plan to reacquire any of the Electroglas Common Stock issued in the Merger.

            15. Electroglas has no Plan following the Merger to liquidate Knights; to merge Knights with or into another corporation; to engage in a Sale of the then-outstanding Knights Stock (other than a transfer of the then-outstanding Knights Stock to a corporation controlled by Electroglas); or to cause Knights to sell or otherwise dispose of any of its assets, including any assets acquired from Newco, respectively, except for dispositions made in the ordinary course of business or transfers of assets to any corporations controlled by Knights.

            16. Newco will have no liabilities assumed by Knights and will not transfer to Knights in the Merger any assets subject to liabilities.

            17. Following the Merger, Knights will continue its historic business or use a significant portion of its historic business assets in a business as required by Treasury Regulation ss. 1.368-1(d).

            18. Electroglas, Newco, Knights and the Knights stockholders will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that if the Merger is consummated, Electroglas will pay at or immediately before the Closing the reasonable accounting and attorneys' fees and expenses incurred by Knights in connection with the Merger. Knights will not incur in connection with the Merger expenses of more than $___________ for fees and expenses of lawyers and accountants, unless in either case any such fees or expenses incurred by Knights in excess of the applicable amount set forth for above are paid by the Knights Shareholders on or before the Closing (if such payment is not made, Electroglas will pay such excess fees or expenses, in which event Electroglas will be entitled to be reimbursed by the Knights Shareholders for such payment and, if not so reimbursed, Electroglas will be entitled to treat the amount of payment as Damages recoverable under
Section 10.2 of the Agreement and the Escrow Agreement).

            19. There is no intercorporate indebtedness existing between Electroglas and Knights or between Newco and Knights that was issued, acquired, or will be settled at a discount.

            20. Following the Merger, Knights will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Knights which, if exercised or converted, would affect Electroglas' acquisition or retention of control of Knights, as defined in Section 368(c) of the Code.

            21. With respect to any Electroglas Common Stock issued to Knights stockholders in exchange for their Knights Stock and placed in escrow for possible return to Electroglas (the "Escrow"), (i) there are valid business reasons for the Escrow; (ii) the Electroglas Common

Morrison & Foerster LLP
____________, 1997
Page 2


Stock subject to the Escrow will appear as issued and outstanding on the balance sheet of Electroglas and will be legally outstanding under applicable Delaware law; (iii) any dividends paid on the Electroglas Common Stock subject to the Escrow will be distributed currently to the exchanging Knights stockholders, except for stock dividends described in Section 305(a) of the Code; (iv) all voting rights on the Electroglas Common Stock subject to the Escrow will be exercisable by or on behalf of the Knights stockholders or their authorized agents; (v) the Escrow will not require the return of any escrowed shares of Electroglas Common Stock to Electroglas because of death, a failure to continue employment or similar contingencies; (vi) all Electroglas Common Stock subject to the Escrow will be released to either Electroglas or the Knights stockholders within 5 years from the Effective Time (unless there is a bona fide dispute as to whom the Electroglas Common Stock should be released); (vii) less than 50% of the number of shares of Electroglas Common Stock issued to the Knights stockholders in the Merger will be subject to the Escrow; (viii) the return of Electroglas Common Stock subject to the Escrow will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Knights stockholders; (ix) the return of Electroglas Common Stock subject to the Escrow will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Knights stockholders or Electroglas; and (x) the mechanism for the calculation of the number of shares of Electroglas Common Stock subject to the Escrow to be returned will be objective and readily ascertainable.

            22. Electroglas does not own, nor has it owned during the past five years, any shares of Knights stock nor any right to acquire or vote such stock.

            23. No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) or (iv) of the Code.

            24. On the Closing Date, the fair market value of the assets of Knights will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

            25. To the best knowledge of Electroglas, Knights is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

            26. None of the compensation received by any stockholder-employees of Knights will be separate consideration for, or allocable to, any of their shares of Knights Stock; none of the Electroglas Common Stock received by any stockholder-employees of Knights will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of Knights will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            27. No shares of Newco have been or will be used as consideration or issued to Knights stockholders pursuant to the Merger.

Morrison & Foerster LLP
____________, 1997
Page 5



            28. The payment of cash in lieu of fractional shares of Electroglas Common Stock is solely for the purpose of avoiding the expense and inconvenience to Electroglas of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Knights stockholders instead of issuing fractional shares of Electroglas Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Knights stockholders in exchange for their Knights Stock. To the best knowledge of management of Electroglas, any fractional share interests of each Knights stockholder in Knights Stock will be aggregated, and no Knights stockholder will receive cash in lieu of fractional shares in the Merger in an amount greater than the value of one full share of Electroglas Common Stock.

            29. Knights stockholders, as a result of the Merger, will in the aggregate own less than 50% of the outstanding Electroglas Common Stock.

            30. I am authorized to make the representations set forth herein on behalf of Electroglas.

            Electroglas recognizes that: (i) your opinions will be based on the representations set forth herein, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.



                                    Very Truly Yours,

                                    ELECTROGLAS, INC., a Delaware
                                    Corporation

                                    By__________________________


                                    Title ________________________

                              [KNIGHTS LETTERHEAD]






                          ________________, 1997

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105

      Re:   MERGER AMONG ELECTROGLAS, INC., NEWCO, AND KNIGHTS
            TECHNOLOGY, INC.

Ladies and Gentlemen:

               This certificate (the "Certificate") is furnished to you in connection with your rendering of opinions regarding certain U.S. federal income tax consequences of the Merger pursuant to the Agreement and Plan of Reorganization dated as of March 12, 1997 (the "Agreement") by and among Electroglas, Inc., a Delaware corporation ("Electroglas"), Knights Technology, Inc., a California corporation ("Knights"), and certain stockholders of Knights. The Merger is described in the Registration Statement on Form S-4 of Electroglas, including the Proxy Statement/Prospectus, and the appendices thereto (the "Registration Statement"). Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

            Electroglas has requested that Morrison & Foerster LLP render its opinion to Electroglas as to certain federal income tax consequences of the Merger. I make the following representations on behalf of Knights, after consulting with counsel and auditors regarding the meaning of and factual support for such representations, with the intention that each of you rely upon them in rendering your opinions:

            1. The facts described in this Certificate are true in all material respects as of the date hereof, and will be true in all material respects as of the Closing Date, unless the undersigned provides a written statement to the contrary prior to the Closing Date.

            2. To the best knowledge of the management of Knights, the facts described in the Registration Statement as to Electroglas and Newco are true, correct and complete in all material respects as of the date hereof, and will be true, correct and complete in all material respects as of the Closing Date.

            3. The facts described in the Registration Statement as to Knights are true, correct and complete in all material respects as of the date hereof, and will be true, correct and complete in all material respects as of the Closing Date.

            4. The Merger will be consummated in compliance with the material terms of the Agreement and in accordance with the laws of Delaware and California.

Morrison & Foerster LLP
____________, 1997
Page 2


            5. None of the material terms and conditions of the Agreement have been waived or modified.

            6. A valid business purpose exists for entering into the Merger.

            7. The exchange ratio in the Agreement is the product of arm's-length bargaining among the parties, and the sum of the fair market value of the Electroglas Common Stock and any cash to be received by the stockholders of Knights is intended to be approximately equal to the fair market value of the Knights Stock surrendered in the exchange.

            8. Based upon the representations made by stockholders of Knights who each own one percent or more of the Knights Stock, there is no plan or intention (a "Plan") by such stockholders, and, to the best knowledge of management of Knights, there is no Plan on the part of the remaining Knights stockholders to sell, exchange, or otherwise dispose of (a "Sale") a number of shares of Electroglas Common Stock received in the Merger that would reduce the Knights stockholders' aggregate ownership of Electroglas Common Stock to a number of shares having a value, as of the Closing Date of less than 50% of the value of all of the formerly outstanding Knights Stock on the same date. For purposes of this representation, shares of Knights Stock surrendered by dissenters exercising appraisal rights or exchanged for cash in lieu of fractional shares of Electroglas Common Stock will be treated as outstanding Knights Stock on the Closing Date. Moreover, shares of Knights Stock held by Knights stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered shares of Knights Stock held by stockholders of Knights immediately before the Merger which are exchanged in the Merger for shares of Electroglas Common Stock and then disposed of pursuant to a Plan.

            9. In the Merger, stockholders of Knights will exchange, solely for voting stock of Electroglas, ownership of Knights Stock possessing at least 80% of the total combined voting power of all classes of Knights Stock entitled to vote and at least 80% of the total number of shares of all other classes of Knights Stock.

            10. Following the Merger, Knights will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Newco's net assets and at least 70% of the fair market value of Newco's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Knights to dissenters exercising appraisal rights, amounts used by Knights or Newco to pay reorganization expenses, if any, and all redemptions and distributions (except for regular, normal dividends) paid by Knights will be included as assets of Knights or Newco, as applicable, immediately prior to the Merger.

Morrison & Foerster LLP
____________, 1997
Page 3



            11. Electroglas, Newco, Knights and the Knights stockholders will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that if the Merger is consummated, Electroglas will pay at or immediately before the Closing the reasonable accounting and attorneys' fees and expenses incurred by Knights in connection with the Merger. Knights will not incur in connection with the Merger expenses of more than $___________ for fees and expenses of lawyers and accountants, unless in either case any such fees or expenses incurred by Knights in excess of the applicable amount set forth for above are paid by the Knights Shareholders on or before the Closing (if such payment is not made, Electroglas will pay such excess fees or expenses, in which event Electroglas will be entitled to be reimbursed by the Knights Shareholders for such payment and, if not so reimbursed, Electroglas will be entitled to treat the amount of payment as Damages recoverable under
Section 10.2 of the Agreement and the Escrow Agreement).

            12. There is no intercorporate indebtedness existing between Electroglas and Knights or between Newco and Knights that was issued, acquired, or will be settled at a discount.

            13. Immediately prior to the Merger, Knights will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Knights which, if exercised or converted, would affect Electroglas' acquisition or retention of control of Knights, as defined in Section 368(c) of the Code.

            14. With respect to any Electroglas Common Stock issued to Knights stockholders in exchange for their Knights Stock and placed in escrow for possible return to Electroglas (the "Escrow"), (i) there are valid business reasons for the Escrow; (ii) to the best knowledge of management of Knights, the Electroglas Common Stock subject to the Escrow will appear as issued and outstanding on the balance sheet of Electroglas and will be legally outstanding under applicable Delaware law; (iii) any dividends paid on the Electroglas Common Stock subject to the Escrow will be distributed currently to the exchanging Knights stockholders, except for stock dividends described in Section 305(a) of the Code; (iv) all voting rights on the Electroglas Common Stock subject to the Escrow will be exercisable by or on behalf of the Knights

Morrison & Foerster LLP
____________, 1997
Page 4


stockholders or their authorized agents; (v) the Escrow will not require the return of any escrowed shares of Electroglas Common Stock to Electroglas because of death, a failure to continue employment or similar contingencies; (vi) all Electroglas Common Stock subject to the Escrow will be released to either Electroglas or the Knights stockholders within 5 years from the Effective Time (unless there is a bona fide dispute as to whom the Electroglas Common Stock should be released); (vii) less than 50% of the number of shares of Electroglas Common Stock issued to the Knights stockholders in the Merger will be subject to the Escrow; (viii) the return of Electroglas Common Stock subject to the Escrow will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Knights stockholders; (ix) the return of Electroglas Common Stock subject to the Escrow will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Knights stockholders or Electroglas; and (x) the mechanism for the calculation of the number of shares of Electroglas Common Stock subject to the Escrow to be returned will be objective and readily ascertainable.

            15. To the best knowledge of management of Knights, Electroglas does not own, nor has it owned during the past five years, any shares of Knights stock nor any right to acquire or vote such stock.

            16. No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) or (iv) of the Code.

            17. On the Closing Date, the fair market value of the assets of Knights will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

            18. Knights is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            19. None of the compensation received by any stockholder-employees of Knights will be separate consideration for, or allocable to, any of their shares of Knights Stock; none of the Electroglas Common Stock received by any stockholder-employees of Knights will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of Knights will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            20. The payment of cash in lieu of fractional shares of Electroglas Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Electroglas of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Knights stockholders instead of issuing fractional shares of Electroglas Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Knights stockholders in exchange for their Knights Stock. To the best knowledge of management of Knights, any fractional share interests of each Knights stockholder in Knights Stock will be aggregated, and no Knights stockholder will receive cash in lieu of fractional shares in the Merger in an amount greater than the value of one full share of Electroglas Common Stock.

            21. I am authorized to make the representations set forth herein on behalf of Knights.

Morrison & Foerster LLP
____________, 1997
Page 5


            Knights recognizes that: (i) your opinions will be based on the representations set forth herein, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.



                                    Very Truly Yours,


                                    KNIGHTS TECHNOLOGY, INC., a California
                                    Corporation


                                    By__________________________


                                    Title ________________________

                            KNIGHTS TECHNOLOGY, INC.
                             STOCKHOLDER CERTIFICATE


            In accordance with the Agreement and Plan of Reorganization dated as of March 12, 1997 (the "Agreement")(1) by and among Electroglas, Inc., a Delaware corporation ("Electroglas"), Knights Technology, Inc., a California corporation ("Knights"), and certain shareholders of Knights, Newco will merge with and into Knights. Electroglas has requested that its counsel, Morrison & Foerster LLP render an opinion as to certain federal income tax consequences of the Merger. In order to enable Morrison & Foerster LLP to render such opinions, the following representations and covenants are being made by the undersigned, a holder of one percent (1%) or more of Knights Stock ("Stockholder"), with the intention that each such firm rely on these representations and covenants in rendering its opinion as to certain federal income tax consequences of the
Merger:

            1. Except as described on Exhibit A attached hereto: (a) since March 1, 1996, Stockholder has not sold, exchanged, transferred by gift or otherwise disposed (including by pledge, option or other transaction which could have the ultimate economic effect of a disposition) (collectively, a "Disposition") of any shares of Knights Stock owned by Stockholder on such date; (b) Stockholder will not engage in a Disposition of any shares of Knights Stock prior to the Closing Date either in contemplation of the Merger or otherwise.

            2. Except as described on Exhibit A attached hereto, and except for the receipt of cash in lieu of the issuance of fractional shares, assuming approval of the Merger by the Knights stockholders, Stockholder will exchange all of Stockholder's shares of Knights Stock on the Closing Date for Electroglas Common Stock pursuant to the Agreement.

            3. Stockholder has no present plan, intention or arrangement to engage in a Disposition or Dispositions of any shares of Electroglas Common Stock received in the Merger that would reduce Stockholder's ownership of Electroglas Common Stock issued to Stockholder in the Merger to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of the Knights Stock held by Stockholder as of the Closing Date. For purposes of this representation, cash received in lieu of a fractional share of Electroglas Common Stock will be treated as an amount received from the Disposition of Knights Stock held on the Closing Date. Stockholder intends to hold for investment shares of Electroglas Common Stock issued to Stockholder in the Merger having a value as of the Closing Date, of at least fifty percent (50%) of the value of the Knights Stock held by Stockholder as of the Closing Date. Any subsequent



--------
(1) All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

Knights Stockholder Certificate                                           Page 2


decision to sell such Electroglas Common Stock will be based solely on events occurring subsequent to the Merger.



Dated: _____________, 1997               _____________________________
                                                Name of Stockholder


                                         By___________________________




                                         Its__________________________